Exhibit 21.1

SUBSIDIARIES OF UNIVAR INC.

Entity Name	State or Other Jurisdiction of Incorporation
Univar Australia Pty Ltd	Australia
Univar Belgium NV	Belgium
Van Eyck Chemie NV	Belgium
Univar Brasil Ltda.	Brazil
Agchem Expert Ltd.	Canada
Univar Canada Ltd.	Canada
Bluestar Distribution Inc.	Canada
Brownsville Holdings Inc.	Canada
Future Transfer Co. Inc.	Canada
JHL Holdings Inc.	Canada
Univar China Ltd	China
Univar Czech sro	Czech Republic
Arrow Chemical, Inc.	Delaware
ChemCare Acquisition LLC	Delaware
Key Chemical, Inc.	Delaware
Univar Delaware, Inc.	Delaware
Univar Holdco III LLC	Delaware
Univar Holdco LLC	Delaware
Univar International Holdings LLC	Delaware
Univar USA Delaware, Inc.	Delaware
Univar A/S	Denmark
Univar Egypt LLC	Egypt
Univar Oy	Finland
SCI Fonjac	France
SCI Jacquot	France
Univar France SNC	France
Univar SAS	France
Univar GmbH	Germany
Univar Hellas EPE	Greece
Univar (Hong Kong) Limited	Hong Kong
Univar Hungary Sales Limited Liability Co	Hungary
Distrupol Ireland Limited	Ireland
Ellis & Everard Finance	Ireland
Univar Ireland Ltd.	Ireland
Univar SpA	Italy
Univar Distribution (Malaysia) Sdn Bhd	Malaysia
Sistemas Ecologicos Para el control de Plagas SA de CV	Mexico
Univar Corporativo SA de CV	Mexico
Univar de Mexico, S.A. de C.V.	Mexico
Quimicompuestos, SAPI de CV	Mexico
Servitas Calidad SA de CV	Mexico
UnivarMEA SARL	Morocco
ChemPoint.com-EMEA B.V.	Netherlands
Distrupol B.V.	Netherlands
Univar BV	Netherlands
Univar China B.V.	Netherlands
Univar Netherlands Holding B.V.	Netherlands
Univar Zwijndrecht N.V.	Netherlands
Univar AS	Norway

Entity Name	State or Other Jurisdiction of Incorporation
Weaver Town Oil Services, Inc.	Pennsylvania
Weavertown Transport Leasing, Inc.	Pennsylvania
Univar Poland Sp.zo.o	Poland
Univar Iberia SA	Portugal
Univar South-East Europe S.r.l.	Romania
Univar LLC	Russian Federation
Juffali-Univar Saudi Arabia Chemicals Company, LLC	Saudi Arabia
Univar Asia-Pacific Holdings Pte Ltd	Singapore
Univar Singapore PTE LTD	Singapore
Basic Chemical Solutions (Proprietary) Limited	South Africa
Univar Services (PTY) Ltd.	South Africa
Univar Iberia SA (Spain)	Spain
Distrupol Nordic AB	Sweden
Univar AB	Sweden
UVX Scandinavia AB	Sweden
Univar AG	Switzerland
Magnablend, Inc.	Texas
Univar Tunisia SARL	Tunisia
Univar Kimya Sanayi ve D1s Ticaret Limited Sirketi	Turkey
Univar Middle East-Africa FZE	United Arab Emirates
Cravenhurst Properties Limited	United Kingdom
Distrupol Limited	United Kingdom
Ellis & Everard (Overseas) Ltd	United Kingdom
Ellis & Everard (UK Holdings) Ltd.	United Kingdom
Ellis & Everard Distribution Limited	United Kingdom
Fiske Food Limited	United Kingdom
Marnic Limited	United Kingdom
Polymer Technologies Ltd.	United Kingdom
Ulixes Limited	United Kingdom
Ulixes UKCOII Limited	United Kingdom
Univar Europe Limited	United Kingdom
Univar Limited	United Kingdom
Univar Specialty Consumables Limited	United Kingdom
Univar UK Holdings Limited	United Kingdom
Univar UK Limited	United Kingdom
ChemPoint.com Inc.	Nevada
Olympic Chemical Corporation	Washington
Univar USA Inc.	Washington